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Exhibit 99.16

OFFICEMAX, INC.
SPECIAL MEETING OF SHAREHOLDERS
[                        ], 2003

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        With respect to Common Shares of OfficeMax, Inc. ("OfficeMax"), which the undersigned may be entitled to vote, reserving the right of revocation, the undersigned hereby appoints Michael Feuer and Ross Pollock as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the Common Shares of OfficeMax, Inc. held by the undersigned on [            ], 2003, at the Special Meeting of Shareholders (the "Special Meeting") to be held on [            ], 2003, or any adjournment or postponement. Attendance of the undersigned at the Special Meeting or any adjournment or postponement thereof will not be deemed to revoke the proxy given hereby, unless the undersigned affirmatively indicates the intention of the undersigned to vote the shares represented hereby in person before the exercise of the proxy given hereby. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, AND, WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

        Please sign on the reverse side of this card and return it in the enclosed envelope; or if you choose, you can submit your proxy by telephone, or through the Internet in accordance with the instructions on the reverse side of this card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

        The undersigned acknowledges receipt from OfficeMax prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a joint proxy statement/prospectus dated                         , 2003.

RECORD VOTE AND SIGN ON REVERSE SIDE

.. FOLD AND DETACH HERE.

YOUR VOTE IS IMPORTANT!

VOTER CONTROL NUMBER

YOU CAN VOTE IN ONE OF THREE WAYS:

1.
Vote by Internet following the instructions on the reverse side.

            OR

2.
Vote by telephone by following the instructions on the reverse side.

            OR

3.
Mark, sign, date and return your proxy card in the enclosed envelope.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" Proposal 1.	Please mark ☒ your votes as indicated in this example

The Board of Directors of OfficeMax recommends that you vote "FOR" Proposal 1.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	To approve and adopt the Agreement and Plan of Merger, dated as of July 13, 2003, among Boise Cascade Corporation, Challis Corporation and OfficeMax, Inc., as more fully described in the accompanying joint proxy statement/prospectus.
2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment, postponement, continuation or rescheduling.
DATED:
SIGNATURE
(Signature of shareholder)
SIGNATURE
(Signature if held jointly)

Please sign exactly as name(s) appears on this proxy card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE. IF YOU ARE SUBMITTING YOUR PROXY BY
TELEPHONE OR THROUGH THE INTERNET, PLEASE DO NOT MAIL THIS
PROXY CARD.

 FOLD AND DETACH HERE

VOTE BY INTERNET OR TELEPHONE OR MAIL 24 HOURS A DAY, 7 DAYS A WEEK. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY              ON             , 2003 TO BE COUNTED IN FINAL TABULATION.

VOTE BY INTERNET		VOTE BY TELEPHONE		VOTE BY MAIL
http://www.eproxyvote.com/omx Have your proxy card available when you access the website http://www.eproxyvote.com/omx. Click on the "Proxy Voting" icon. You will be prompted to enter the voter control number and then follow the instructions that will be presented to you to record your vote.	OR	1-877-779-8683 from the U.S. and Canada 001-1-201-536-8073 from other countries. Have your proxy card available when you call the Toll-Free number 1-877-779-8683 from the U.S. and Canada or 001-1-201-536-8073 from other countries using a Touch-Tone phone. You will be prompted to enter the voter control number and then follow the instructions that will be presented to you to record your vote.	OR	Please complete, sign and date your proxy card and return it in the postage paid envelope provided.

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  Exhibit 99.16